Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-147244 and No. 333-144938 (which pursuant to Rule 429, also constitutes a Registration Statement on Form S-3 (No. 333-140370)) and on Form S-8 (No. 333-139612 and No. 333-151081) of our report dated April 3, 2009, relating to the balance sheet of Eagle Rock Energy GP, L.P. appearing in this Current Report on Form 8-K of Eagle Rock Energy Partners, L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
April 3, 2009